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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Standard Management Corporation
Indianapolis, Indiana

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-124160 and 333-117004) and Form S-8 (Nos. 33-92906, 333-41119, 333-41117 and 333-101359) of Standard Management
Corporation of our report dated April 14, 2006, relating to the 2005 and 2004 consolidated financial statements of Standard Management Corporation which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ BDO Seidman, LLP

Chicago, Illinois
April 14, 2006